                              AMENDMENT NUMBER FOUR
                                       TO
                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT



          This AMENDMENT NUMBER FOUR TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Amendment"), dated as of June 27, 1996, is entered into by and among CERTIFIED GROCERS OF CALIFORNIA, LTD., a California corporation ("Certified"), GROCERS GENERAL MERCHANDISE COMPANY, a California corporation ("GGMC"), and GROCERS SPECIALTY COMPANY, a California corporation ("GSC") (Certified, GGMC, and GSC are jointly and severally referred to herein as "Borrower"), on the one hand, and the financial institutions which are signatories hereto (hereinafter collectively referred to as the "Lenders" and individually as a "Lender"), BT COMMERCIAL CORPORATION, a Delaware corporation , as agent ("Agent"), UNION BANK OF CALIFORNIA, N.A., a national banking association, as co-agent, and FIRST NATIONAL BANK OF BOSTON, National Association, as co-agent, on the other hand, in light of the following facts:


                                 R E C I T A L S



A. The parties hereto have previously entered into that certain Amended and Restated Loan and Security Agreement, dated as of March 17, 1994, as amended by that certain Amendment Number One to Amended and Restated Loan and Security Agreement, dated as of November 1, 1994, as further amended by that certain Amendment Number Two to Amended and Restated Loan and Security Agreement, dated as of December 3, 1994, and as further amended by that certain Amendment Number Three to Amended and Restated Loan and Security Agreement, dated as of May __, 1996 (collectively, the "Agreement").

          B. Borrower has requested that Lenders consent to the acquisition (the "Petrini's Acquisition"), for a cash purchase price (the "Petrini's Purchase Price") of up to $31,000,000 (of which not more than $7,000,000 may be for inventory) from Bay Area Foods, Inc. ("BAF"), of certain assets (the "Petrini's Assets") consisting of inventory, fixtures, machinery, equipment, and leasehold improvements, and the assumption of certain liabilities respecting store real property leases (the "Petrini's Liabilities"), all associated with twelve (12) Petrini's grocery stores.

          C. Lenders are consenting hereby to the Petrini's Acquisition, subject and pursuant to the terms of this Amendment.

                                A G R E E M E N T

          NOW THEREFORE, the parties hereto agree as follows:


          1. DEFINED TERMS. All initially capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement.

          2. CONSENT TO PETRINI'S ACQUISITION. Subject to the terms of this Amendment and notwithstanding any of the terms of the Agreement to the contrary, Lenders hereby consent to the acquisition of the Petrini's Assets by Certified, the payment of the Petrini's Purchase Price to BAF by Certified, and the borrowing by Certified of Loans ("Petrini's Acquisition Loans") to fund payment of some or all of the Petrini's Purchase Price.

          3. CONSENT TO STRUCTURE OF PETRINI'S ACQUISITION. Upon the election of Certified, the Petrini's Assets may be acquired by Certified's wholly-owned subsidiary, Crown Grocers, Inc., a California corporation ("Crown") and Certified may loan the proceeds of the Petrini's Acquisition Loans to Crown to fund the payment by Crown to BAF of the Petrini's Purchase Price; PROVIDED, that in such event: (a) the loan by Certified to Crown shall be evidenced by a secured promissory note (the "Crown Note"); (b) the Crown Note shall be secured pursuant to a security agreement and associated documents and instruments (collectively, the "Crown Security Documents") granting a first priority lien upon and security interest in all of the Petrini's Assets; (c) the Crown Note and the Crown Security Documents shall be pledged to Lenders to secure the Obligations pursuant to a pledge agreement (the "Crown Note Pledge Agreement");
(d) Crown shall execute and deliver a continuing guaranty (the "Crown Guaranty") of the Obligations, secured by a second priority lien upon and security interest in the Petrini's Assets; (e) counsel to Certified and Crown shall issue a legal opinion in favor of Lenders (the "Crown Legal Opinion") confirming the valid, binding and enforceable obligations arising under the Crown Note, the Crown Security Documents, the Crown Note Pledge Agreement and the Crown Guaranty.

          4. COVENANTS REGARDING DISPOSITION OF PETRINI'S ASSETS. Borrower hereby covenants and agrees as follows:

               (a)that on or before the date which is 45 days after the date of the funding of the Petrini's Acquisition Loans, Borrower shall cause such of the Petrini's Assets to have been sold by Certified or Crown, as applicable, to third party owner-operators such that the proceeds arising from such disposition(s) shall have been paid over to Agent for application against the Obligations in an amount greater than or equal to $15,000,000; PROVIDED that any failure to effect such disposition shall not constitute an Event of Default and shall result solely in Borrower's obligation to make payment of the Disposition Fee as hereinafter provided.

               (b) on or before the date which is the three-month anniversary date of the funding of the Petrini's Acquisition Loans, Borrower shall have (X):
(i) caused such of the Petrini's Assets to have been sold by Certified or Crown, as applicable, to third party owner-operators such that the proceeds arising from such disposition(s) shall have been paid over to Agent for application against the Obligations in an amount greater than or equal to $25,000,000 inclusive of the amounts paid over in compliance with subsection (a) above; or
(ii) Loan Availability net of all reserves for Letters of Credit and other items of at least $35,000,000; and (Y) provided to Agent a written certification as to the status of the disposition of the Petrini's Assets as of such date, including a statement as to such of the Petrini's Assets as are then owned by Borrower or any of its Subsidiaries.

          5. AMENDMENT TO SECTION 6.26. Section 6.26 of the Agreement is amended to add a new subsection (m) thereto as follows:

               "(m) Borrower and its Subsidiaries may make and own an Investment in a Subsidiary, consisting of a corporation the majority of the voting stock of which shall be owned by Certified, which Investment may consist of the Petrini's Assets (as defined in Amendment Number Four to this Agreement) having a book value not to exceed $5,000,000 which are owned by Borrower or any of its Subsidiaries on the three-month anniversary date of the date of funding of the Petrini's Acquisition Loans (as defined in Amendment Number Four to this Agreement)."

          6. AMENDMENT FEE. Concurrently with the funding of the Petrini's Acquisition Loans, Borrower shall pay to Agent a fee (the "Amendment Fee") in an amount equal to one-fourth of one percent (0.25%) of the aggregate amount of the Petrini's Acquisition Loans (to the extent actually borrowed), for the account of Lenders, pro-rata in accordance with each Lender's share of the Commitment; PROVIDED, HOWEVER, that if any Lender fails to execute this Amendment on or before June 27, 1996, such Lender shall forfeit its pro-rata share of the Amendment Fee which would have been for the account of such Lender and Borrower shall have no obligation to pay such pro-rata share of the Amendment Fee.

          7. DISPOSITION FEE. In the event that Agent shall not have received proceeds arising from the disposition of Petrini's Assets in compliance with
Section 4(a) of this Amendment, Borrower shall pay to Agent a fee (the "Disposition Fee") in an amount equal to one-fourth of one percent (0.25%) of the aggregate amount of the Petrini's Acquisition Loans (to the extent actually borrowed), for the account of Lenders; PROVIDED, HOWEVER, that if any Lender fails to execute this Amendment on or before June 27, 1996, such Lender shall forfeit its pro-rata share of the Disposition Fee which would have been for the account of such Lender and Borrower shall have no obligation to pay such pro-rata share of the Disposition Fee.

          8. CONDITIONS PRECEDENT. The effectiveness of this Amendment is subject to and conditioned upon the fulfillment of each and all of the following conditions precedent:

               (a) Agent shall have received this Amendment duly executed by Borrower and Required Lenders.

               (b) Agent shall have received a consent and affirmation duly executed by each of Certified, GGMC, and GSC indicating the consent by each such guarantor to the execution and delivery by Borrower of this Amendment and the affirmation of the continued effectiveness of each such guarantor's guaranty of the Obligations.

               (c) In the event Certified elects to effect the acquisition through Crown, Agent shall have received the duly executed and issued Crown Note, the Crown Security Documents, the Crown Note Pledge Agreement, the Crown Guaranty and the Crown Legal Opinion, all in form and substance satisfactory to Agent, in its sole discretion.

               (d)  Agent shall have received payment of the Amendment Fee.

               (e) Agent shall have received payment of all Agents Expenses incurred by Agent in connection with the negotiation, preparation and execution of this Amendment.

               (f) Agent shall have received certified copies or originals of the executed purchase and sale documents between BAF and Certified respecting the Petrini's Acquisition, which purchase and sale documents shall substantially conform to the terms of the Petrini's Acquisition as represented by Certified to Agent.

          9. COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Amendment. This Amendment shall become effective upon the fulfillment of all of the conditions set forth in Section 8 hereof.

          10. REAFFIRMATION OF THE AGREEMENT. Except as specifically amended by this Amendment, the Agreement shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed at Los Angeles, California as of the date first hereinabove written.


                                        CERTIFIED GROCERS OF CALIFORNIA, LTD., a
                                        California corporation


                                        By
                                          ------------------------------

                                         Title:
                                               -------------------------


                                        GROCERS GENERAL MERCHANDISE COMPANY, a
                                        California corporation


                                        By
                                          ------------------------------

                                         Title:
                                               -------------------------


                                        GROCERS SPECIALTY COMPANY,
                                        a California corporation


                                        By
                                          ------------------------------

                                         Title:
                                               -------------------------


                                        BT COMMERCIAL CORPORATION, a Delaware
                                        corporation, individually and as Agent

                                        By
                                          ------------------------------

                                         Title:
                                               -------------------------

                                        THE FIRST NATIONAL BANK OF BOSTON, a
                                        National Association, individually and
                                        as Co-Agent


                                        By
                                          ------------------------------

                                         Title:
                                               -------------------------


                                        UNION BANK OF CALIFORNIA, N.A.,
                                        individually and as Co-Agent


                                        By
                                          ------------------------------

                                         Title:
                                               -------------------------


                                        DG BANK DEUTSCHE GENOSSENSCHATFTSBANK, a
                                        German bank acting through its New York
                                        branch


                                        By
                                          ------------------------------

                                         Title:
                                               -------------------------

                                        By------------------------------

                                         Title:
                                               -------------------------

                                        DRESDNER BANK, AG, Los Angeles agency
                                        and Grand Cayman Branch, as a bank


                                        By
                                          ------------------------------

                                         Title:
                                               -------------------------

                                        By
                                          ------------------------------

                                         Title:
                                               -------------------------


                                        NATIONAL CANADA CORPORATION, a Delaware
                                        corporation


                                        By
                                          ------------------------------

                                         Title:
                                               -------------------------

                                        By
                                          ------------------------------

                                         Title:
                                               -------------------------


                                        SANWA BANK CALIFORNIA, a California
                                        banking corporation


                                        By
                                          ------------------------------

                                         Title:
                                               -------------------------

                                        SANWA BUSINESS CREDIT CORPORATION,
                                        a Delaware corporation


                                        By
                                          ------------------------------

                                         Title:
                                               -------------------------


                                        THE DAI-ICHI KANGYO BANK, LIMITED, a
                                        Japanese bank acting through its
                                        Los Angeles agency


                                        By
                                          ------------------------------

                                         Title:
                                               -------------------------


                                        By
                                          ------------------------------

                                         Title:
                                               -------------------------


                                        THE SAKURA BANK, LIMITED, a Japanese
                                        bank acting through its Los Angeles
                                        agency


                                        By
                                          ------------------------------

                                         Title:
                                               -------------------------


                                        By
                                          ------------------------------

                                         Title:
                                               -------------------------

                                        MANUFACTURERS BANK


                                        By
                                          ------------------------------

                                         Title:
                                               -------------------------


                                        CITY NATIONAL BANK, a national banking
                                        association


                                        By
                                          ------------------------------

                                         Title:
                                               -------------------------

                              CONSENT OF GUARANTORS



          Each of the undersigned, as a guarantor of the obligations of CERTIFIED GROCERS OF CALIFORNIA, LTD., a California corporation ("Certified"), GROCERS GENERAL MERCHANDISE COMPANY, a California corporation ("GGMC"), and GROCERS SPECIALTY COMPANY, a California corporation ("GSC") (Certified, GGMC and GSC are collectively referred to herein as "Borrower"), arising out of that certain Amended and Restated Loan and Security Agreement, dated as of March 17, 1994, as amended by that certain Amendment Number One to Amended and Restated Loan and Security Agreement, dated as of November 1, 1994, as further amended by that certain Amendment Number Two to Amended and Restated Loan and Security Agreement, dated as of December 3, 1994, and as further amended by that certain Amendment Number Three to Amended and Restated Loan and Security Agreement, dated as of May __, 1996 (collectively, the "Agreement"), among BT Commercial Corporation, a Delaware corporation, Union Bank of California, N.A., a national banking association, First National Bank of Boston, National Association (collectively, "Agents"), and the other lenders party thereto (collectively, "Lenders"), on the one hand, and Borrower, on the other hand, hereby acknowledges receipt of a copy of that certain Amendment Number Four to Amended and Restated Loan and Security Agreement, dated as of June 27, 1996, among Agents, Lenders and Borrower, consents to the terms contained therein, and agrees that the Continuing Guaranty executed by each of the undersigned shall remain in full force and effect as a continuing guaranty of the obligations of Borrower owing to Agents and Lenders under the Agreement.

          Although Agents have informed us of the matters set forth above, and we have acknowledged same, we understand and agree that Agents have no duty under the Agreement, the Guaranties or any other agreement between us to so notify us or to seek an acknowledgment, and nothing contained herein is intended to or shall create such a duty as to any advances or transactions hereafter.

          IN WITNESS WHEREOF, each of the undersigned has caused this Consent of Guarantors to be duly executed by their respective authorized officers as of June 27, 1996.


                                        CERTIFIED GROCERS OF CALIFORNIA, LTD., a
                                        California corporation


                                        By
                                          ------------------------------

                                         Title:
                                               -------------------------


                                        GROCERS GENERAL MERCHANDISE COMPANY, a
                                        California corporation


                                        By
                                          ------------------------------

                                         Title:
                                               -------------------------


                                        GROCERS SPECIALTY COMPANY, a California
                                        corporation


                                        By
                                          ------------------------------

                                         Title:
                                               -------------------------